EXHIBIT 99.1

ePlus Expands Credit Facility

Increase to $500 Million Enhances ePlus’ Working Capital Financing Capacity

HERNDON, VA – March 13, 2023 – ePlus inc. (NASDAQ NGS: PLUS – news) a leading provider of technology and financing solutions, today announced that its wholly-owned subsidiaries ePlus Technology, inc., ePlus Technology Services, inc. and SLAIT Consulting, LLC (collectively, the “Borrowers”) recently entered into an amendment to their credit agreement with their lenders (the “Lenders”) for which Wells Fargo Commercial Distribution Finance Corporation ("WFCDF") acts as administrative agent. The credit facility, as modified by the amendment, consists of a discretionary senior secured floorplan facility in favor of the Borrowers in the aggregate principal amount of up to $500 million, an increase from $425 million, together with a sublimit for a discretionary senior secured revolving credit facility for up to $200 million, an increase from $150 million.

"The increase and adjustments to our credit facility will allow us to continue to support our customers’ IT needs including digital transformation, hybrid workforce support, security, and cloud.  We are pleased with the continued support by WFCDF and our Lenders, including two new banks which have joined the facility,” said Elaine Marion, chief financial officer.

About ePlus inc.

ePlus has an unwavering and relentless focus on leveraging technology to create inspired and transformative business outcomes for its customers. Offering a robust portfolio of solutions, as well as a full set of consultative and managed services across the technology spectrum, ePlus has proudly achieved more than 30 years of success in the business, carrying customers forward through adversity, rapidly changing environments, and other obstacles. ePlus is a trusted advisor, bringing expertise, credentials, talent and a thorough understanding of innovative technologies, spanning security, cloud, data center, networking, collaboration and emerging solutions, to organizations across all industry segments. With complete lifecycle management services and flexible payment solutions, ePlus’ more than 1,700 associates are focused on cultivating positive customer experiences and are dedicated to their craft, harnessing new knowledge while applying decades of proven experience. ePlus is headquartered in Virginia, with offices in the United States, UK, Europe, and Asia‐Pacific. For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com.  Connect with ePlus on LinkedIn, Twitter, Facebook, and Instagram.  ePlus, Where Technology Means More®.

ePlus®, Where Technology Means More®, and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies, products, and services mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release that are not historical facts may be deemed to be "forward-looking statements."  Forward-looking statements can be identified by such words and phrases as "believe(s)," "may," "will," "should," "continue" and similar expressions, comparable terminology or the negative thereof, and include the anticipated growth of our company.  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, national and international political instability fostering uncertainty and volatility in the global economy including exposure to fluctuation in foreign currency rates, interest rates, and  inflation, increases in our costs which may result in adverse changes in our gross profit and/or price increases to our customers which may result in adverse changes in our gross profit; supply chain issues, including a shortage of IT products, may increase our costs or cause a delay in fulfilling customer orders, or increase our need for working capital, or completing professional services, or purchasing IT products or services needed to support our internal infrastructure or operations, resulting in an adverse impact on our financial results; our dependence on key personnel to maintain certain customer relationships; our ability to secure our own and our customers' electronic and other confidential information, while maintaining compliance with evolving data privacy and regulatory laws and regulations; our ability to raise capital, maintain or increase as needed our lines of credit with vendors or floor planning facility, obtain debt for our financing transactions, or the effect of those changes on our common stock price; rising interest rates or the loss of key lenders or the constricting of credit markets; and other risks or uncertainties detailed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 and other reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information either as a result of new information, future events or otherwise, except as required by applicable U.S. securities law.

Contact:
Kleyton Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150